ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made as of this 7th day of June, 2007 between SunOpta Bioprocess Inc., a corporation incorporated under the laws of Canada (the “Purchaser”), and SunOpta Inc., a corporation incorporated under the laws of Canada (the “Vendor”).

WHEREAS:

A.

Certain capitalized terms used herein have the meanings ascribed thereto in Schedule A; and

B.

The Vendor has agreed to sell and the Purchaser has agreed to purchase the Purchased Assets.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.

PURCHASE OF SHARES AND ASSETS

1.1

Subject to Section 1.2 hereof, the Vendor hereby agrees to sell, assign and transfer the Purchased Assets to the Purchaser and the Purchaser hereby agrees to purchase the Purchased Assets the Closing Date with effect as and from the Purchase Time on the terms and conditions hereinafter set forth, for consideration equal to the Purchase Price plus the amount of the Assumed Liabilities.

1.2

The Vendor’s obligation to sell, assign and transfer, and the Purchaser’s obligation to purchase the Purchased Assets shall be subject to the satisfaction of the following conditions on or prior to the Closing Date:

1.2.1

the execution and delivery of a stock purchase agreement (the “Stock Purchase Agreement”) among the Purchaser and certain institutional investors (collectively, the “Investors”) in form and substance satisfactory to each of the Purchaser and the Vendor relating to the purchase by the Investors of Series A convertible preferred shares in the capital of the Purchaser and common share purchase warrants in the capital of the Vendor for aggregate gross proceeds of up to U.S.$50,000,000;

1.2.2

the execution and delivery of a unanimous shareholders agreement among the Purchaser, the Vendor and the Investors in form and substance satisfactory to each of Purchaser and Vendor;

1.2.3

the execution and delivery of a registration rights agreement among the Purchaser, the Vendor and the Investors in form and substance satisfactory to each of Purchaser and Vendor;

1.2.4

the representations and warranties of each of the Purchaser and the Vendor contained in this Agreement shall be true and correct as of the Closing Date, and each of the Purchaser and the Vendor shall also have executed and delivered a certificate to that effect;

1.2.5

the Purchaser and the Vendor shall have fulfilled or complied with all covenants herein contained to be performed or caused to be performed by them at or prior to the Closing Date, and the Purchaser and the Vendor shall each have executed and delivered a certificate to that effect;

1.2.6

all required material regulatory approvals, consents and authorizations shall have been obtained in order to permit the consummation of the transactions contemplated hereunder, on the terms and conditions set out in this Agreement without materially adversely affecting, or resulting in the violation or breach of or a default under or any termination, cancellation, amendment or acceleration of, any obligation under any licence, permit, lease, contract or in connection with the Purchased Assets or the Business; and,

1.2.7

all necessary steps and proceedings will have been taken, and documentation delivered in connection with the consummation of the transactions hereunder, to permit the Purchased Assets to be duly and regularly transferred to and registered in the name of the Purchaser.

2.

PAYMENT OF PURCHASE PRICE

2.1

The Purchase Price shall be satisfied by the Purchaser delivering the Consideration Shares to the Vendor and by the assumption of the Assumed Liabilities by the Purchaser.  The Purchaser and the Vendor agree that the fair market value of the Purchased Assets less the amount of the Assumed Liabilities is U.S.$ 199,999,900.  The parties acknowledge that at least a fraction of a Consideration Share shall be allocated as the consideration for each of the properties comprising the Purchased Assets on the basis set out in Schedule B to this Agreement.

3.

ASSUMPTION

3.1

The Purchaser hereby assumes and agrees to duly and punctually pay, satisfy, discharge, observe, perform and fulfil the Assumed Liabilities as and from the Purchase Time.  The Purchaser hereby agrees, as and from the Purchase Time, to abide by and be bound by the provisions of any and all contracts and agreements included in the Purchased Assets as if it were an original party thereto.

3.2

In connection with the assumption of liability in respect of the Assumed Liabilities under section 3.1 above, the Purchaser shall:

(a)

indemnify and save harmless the Vendor from and against any and all losses, costs, damages, expenses and liabilities that may be, paid, suffered or incurred by the Vendor arising out of, or as a result of, or relating in any manner whatsoever to any suit or action taken by any other party because of the failure of the Purchaser to pay, satisfy, assume, discharge, observe, perform and fulfil any and all of the covenants, conditions, agreement and obligations arising out of and under the Assumed Liabilities; and

(b)

if any suit or action is commenced against the Vendor in connection with any of the Assumed Liabilities or in respect of any covenant, condition, agreement or obligation assumed hereby, assume conduct of the Vendor’s defence and provide to the Vendor such further indemnification from any and all costs, damages or expenses as the Vendor may reasonably require.

3.3

The Purchaser shall otherwise not be responsible or liable for any liabilities of the Vendor relating to the Purchased Assets or the Business except as provided herein.

3.4

Vendor shall duly and punctually pay, satisfy, discharge, observe, perform and fulfil all liabilities as are not assumed by the Purchaser and shall indemnify and save harmless the Purchaser from and against any and all losses, costs, damages, expenses and liabilities that may be paid, suffered or incurred by the Purchaser arising out of, or as a result of, or relating in any manner whatsoever to any suit or action taken by any other party because of the failure of the Vendor to pay, satisfy, discharge, observe, perform and fulfil any and all of the covenants, conditions, agreements and obligations arising out of and under its liabilities other than the Assumed Liabilities.

4.

COVENANTS, REPRESENTATIONS AND WARRANTIES RESPECTING VENDOR

4.1

The Vendor covenants, represents and warrants both as of the date of this Agreement and at the Purchase Time as follows, and acknowledges that the Purchaser is relying upon such covenants, representations and warranties in connection with the purchase by the Purchaser of the Purchased Assets:

4.1.1

all necessary corporate action of the Vendor to authorize the execution, delivery and performance of this Agreement has been taken;

4.1.2

this Agreement has been duly executed and delivered by the Vendor and constitutes a valid and binding obligation of the Vendor enforceable in accordance with its terms;

4.1.3

the Vendor is a corporation duly organized and validly subsisting under the laws of its governing jurisdiction and has the corporate power to own its property, including the Purchased Assets and to carry on business in each jurisdiction where the Business is conducted;

4.1.4

the Vendor now has and at the Purchase Time will have good and marketable title, free and clear of any and all claims, liens, encumbrances and security interests whatsoever, except for those constituting the Permitted Encumbrances and Assumed Liabilities, to all of the Purchased Assets;

4.1.5

the Vendor is acquiring the Consideration Shares as principal for investment only and not with a view to resale or distribution.

4.1.6

The Vendor is not, and on the Closing Date will not be, a non-resident of Canada for the purposes of the Tax Act;

4.1.7

The Vendor is registered for the purposes of the Excise Tax Act (Canada) and its registration number is 890944432; and

4.1.8

The Purchased Assets are all or substantially all of the property used in the Business as carried on by the Vendor.

5.

COVENANTS, REPRESENTATIONS AND WARRANTIES RESPECTING PURCHASER

5.1

The Purchaser covenants, represents and warrants both as of the date of this Agreement and at the Purchase Time as follows and acknowledges that the Vendor is relying upon such covenants, representations and warranties in connection with the sale by the Vendor of the Purchased Assets:

5.1.1

the Purchaser is a corporation duly organized and validly subsisting under the laws of its governing jurisdiction;

5.1.2

all necessary corporate action of the Purchaser to authorize the due and valid issuance of the Consideration Shares to the Vendor has been taken;

5.1.3

upon issuance, the Consideration Shares will be issued and outstanding as fully paid and non-assessable shares in the capital of the Purchaser;

5.1.4

this Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms; and

5.1.5

all necessary corporate action of the Purchaser to authorize the execution, delivery and performance of this Agreement has been taken;

5.1.6

the Purchaser is registered for the purposes of the Excise Tax Act (Canada) and its registration number is 83359-3569-RT0001; and

5.1.7

the Purchaser is acquiring under this agreement ownership, possession or use of all or substantially all of the property that can reasonably be regarded as being necessary for the Purchaser to be capable of carrying on the Business as a business.

6.

SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

6.1

The covenants, representations and warranties of each of the Vendor and the Purchaser contained in this Agreement shall survive the closing of the purchase and sale of the Purchased Assets herein provided for, for a period of eighteen (18) month from the Closing Date.

7.

DELIVERIES

7.1

The deliveries contemplated hereby shall be deemed to take place at the Purchase Time at the offices of the Vendor at 2838 Bovaird Drive West, Brampton, Ontario.  On the Closing Date:

(a)

the Purchaser shall deliver to the Vendor the Consideration Shares, including share certificates, representing the validly issued Consideration Shares; and

(b)

the Vendor shall deliver to the Purchaser all necessary deeds, conveyances, bills of sale, assurances, transfers, assignments and any other documents necessary or reasonably required by the Purchaser to effectively transfer the Purchased Assets to the Purchaser.

8.

HOLDING IN TRUST

8.1

In the event that any contract, right or property forming part of the Purchased Assets may not be assigned without the consent of any third party, or if the assignment or attempted assignment thereof would give any third party any right or claim against the Vendor, the Purchaser or any of the Purchased Assets, the Vendor shall not assign such contract, right or property to the Purchaser but shall hold the same in trust for the Purchaser and shall take all proper actions necessary or desirable to ensure that the Purchaser receives the full benefit thereof.  The Vendor shall forthwith after the Purchase Time use reasonable commercial efforts to obtain any required consent to assignment of any contract, right or property not transferred pursuant to the foregoing and to execute and deliver any instrument, transfer, conveyance or assignment and take any other action that may be required to effectively complete assignment of the same.

9.

EMPLOYEES

9.1

The Vendor shall employ all of the Employees until the close of business on the day immediately preceding the Closing Date on the same terms and conditions as are in effect on the date hereof.

9.2

The Purchaser shall, effective as of the opening of business on the Closing Date, offer to employ on and after the Closing Date all of the Employees then engaged in the Business on terms no less favourable than the terms on which they were employed by the Vendor, including terms which recognize for all seniority and length of service purposes all periods for substitution or carry-over of all benefit and profit sharing plans.  The Purchaser shall not, however, be obligated to any Employee who refuses the offer of employment.  The Vendor shall render all reasonable assistance to encourage the Employees to accept the Purchaser’s offers of employment in accordance with their terms.

10.

ELECTIONS

10.1

The Vendor and the Purchaser shall jointly elect in prescribed form and manner to have the provisions of subsection 85(1) of the Tax Act, and similar provisions of all corresponding provincial legislation, apply to the transfer of the Purchased Assets and shall deliver the same to the Canada Revenue Agency and each applicable provincial taxation authority within the time prescribed by the Tax Act and all corresponding provincial legislation.  For this purpose, the parties shall elect the Elected Amounts.

10.2

The parties agree to elect jointly in the prescribed form under section 22 of the Tax Act and as to the sale of the accounts receivable as described in section 22 of the Tax Act and section 184 of the Taxation Act (Quebec) and to designate in such election an amount equal to the portion of the Purchase Price allocated to such assets pursuant to Schedule B of this Agreement as the consideration paid by the Purchaser therefor.

10.3

The parties agree to elect in the manner and at the time prescribed by the Excise Tax Act (Canada) so that no goods and services taxes will be exigible on supplies between them including the transfer of the Purchased Assets pursuant to this Agreement.

11.

ADJUSTMENT OF PURCHASE PRICE

11.1

If, notwithstanding the manner in which the Vendor and the Purchaser have determined the Purchase Price:

(a)

there shall be issued to the Vendor or the Purchaser a notice of assessment or reassessment pursuant to any taxing statute, which assessment or reassessment is based upon an assumption of fact or a finding by any taxing authority that the fair market value of the Purchased Assets is different from that determined in accordance with the provisions of this Agreement; or

(b)

any taxing authority notifies the Vendor or the Purchaser that it intends to issue such notice of assessment or reassessment

(any party to whom such notice is given being referred to in this section as the “Affected Party”); then, subject to the rights of the Vendor or the Purchaser, if any, to object to or appeal such assessment to any authority, board or court of competent jurisdiction, the fair market value of the Purchased Assets as at the date hereof shall, for the purposes of this Agreement, be deemed to be and to have always been the value of the Purchased Assets as finally agreed to between the Affected Party and the taxing authority (and the Vendor and the Purchaser hereby agree to accept any such agreement).  Such value shall be substituted for the fair market value determined under Section 10.1 hereof and the Purchase Price shall be adjusted accordingly.

11.2

The Vendor and the Purchaser agree that, in accordance with the provisions of subsection 26(3) of the Canada Business Corporations Act, an amount equal to the Elected Amount (as finally determined hereunder) shall be added to the stated capital account maintained for the common shares in the capital of the Purchaser.

12.

SALES AND TRANSFER TAXES

12.1

Each party shall pay direct to the appropriate taxing authorities all taxes payable by such party including, without limitation, federal, state or municipal sales, use, excise, services and land transfer taxes, in respect of the sale, assignment or transfer of the Purchased Assets under this Agreement and, upon the reasonable request of the other party, shall furnish proof of such payment.

12.2

The price payable by the Purchaser to the Vendor for the accounts receivable includes all amounts (“Tax Amounts”) payable by customers on account of goods and services tax and all other sales taxes which the Vendor is required to collect from customers in conjunction with such accounts receivable and which the Vendor has remitted or is obliged to remit to the relevant taxing authority.  All amounts collected by the Purchaser in respect of Tax Amounts shall be retained by it, and the Purchaser shall not be required to remit any part of the Tax Amounts to any taxing authority.  The Vendor agrees to indemnify the Purchaser for any Tax Amounts and any interest and penalties thereon that may be assessed against the Purchaser and all costs and expenses which the Purchaser may incur in respect of any such assessment.

13.

BULK SALES ACT

13.1

The parties hereto waive the provisions of any bulk sales legislation in any jurisdiction in which the Vendor operates.  The Vendor agrees to indemnify and save the Purchaser harmless from and against any losses, expenses and/or damages of any nature or type whatsoever, which the Purchaser suffers directly or indirectly out of or relating to the Vendor’s failure to comply with such legislation to the extent that they may apply to the transaction contemplated herein.

14.

FURTHER ASSURANCES

14.1

Each of the parties hereto shall from time to time at the other’s request and expense, without further consideration, execute and deliver such other instruments, transfers, conveyances and assignments and take all such other actions as may be required to more effectively complete any matter provided for herein.

15.

SUCCESSORS AND ASSIGNS

15.1

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

16.

GOVERNING LAW

16.1

This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in such Province and shall be treated, in all respects, as an Ontario contract.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement on the date and year first above written.

SUNOPTA INC.	SUNOPTA BIOPROCESS INC.

_______________________________	_______________________________
Name: Steve Bromley	Name: Murray Burke
Title: President and Chief Executive Officer	Title: President

SCHEDULE “A”

The following capitalized terms have the following meanings ascribed hereto:

Assumed Liabilities

Those debts, obligations, liabilities, contracts, commitments or engagements of the Vendor in connection with or related to the Business, other than Excluded Liabilities, existing and incurred at or before the Purchase Time and completely and accurately reflected and recorded, in all material respects, on the books, accounts and financial records of the Business at the Purchase Time, including without limitation, (i) those in respect of goods ordered (in the ordinary and normal course of business) prior to, but to be delivered to Purchaser after, the Purchase Time, if any, (ii) the trade payables, if any, listed on Schedule C to this Agreement, (iii) the specific accruals, if any, for employees’ salaries, bonuses, deferred compensation, deferred profit sharing and other benefit plans listed on Schedule C to this Agreement, and (iv) unexpired product warranties or representations granted by the Vendor with respect to the Business, if any.

Business

The business of the SunOpta BioProcess Division (the “Division”) of the Vendor, which includes the business of designing and constructing cellulosic biomass conversion processes, equipment and facilities and any services that are incidental and ancillary to that business as conducted by the Division prior to the date hereof.

Closing Date

June 7, 2007 immediately prior to consummation of the transactions contemplated by the Stock Purchase Agreement.

Consideration Shares

9,199,900 common shares in the capital of the Purchaser having an aggregate value of U.S$199,999,900 (or the Canadian dollar equivalent thereof as of the Closing Date).

Elected Amounts

The amounts in respect of the Purchased Assets equal to the amounts determined by the Vendor for the purpose of the joint elections of Purchaser and Vendor pursuant to Section 10 hereof.

Employees

All persons employed by the Vendor in connection with the Business.

Excluded Assets

All right, title and interest of the Vendor pursuant to the agreement between the Vendor and Abener Energia, S.A. dated August 5, 2005 and amended as of December 5, 2006 (the “Abener Agreement”).

Excluded Liabilities

Collectively, (i) all income taxes, assessments or levies payable or remittable by the Vendor, including tax pursuant to the Employer Health Tax Act (Ontario) or any similar legislation, relating to any period which terminated on or prior to the Closing Date; and (ii) all inter-company debt owed to the Vendor in connection with the Business in the approximate amount of U.S.$2,000,000 as at the date hereof.

Permitted

Encumbrances

The existing encumbrances affecting the Purchased Assets, including but not limited to liens, charges, mortgages, pledges, security interests, claims, defects of title, restrictions and any other rights of third parties relating to any property, including rights of set-off, and other encumbrances of any kind, listed in Schedule A-2.

Purchase Price

U.S.$199,999,900  (or the Canadian dollar equivalent thereof as of the Closing Date), which is the fair market value of the Purchased Assets as at the Purchase Time less the amount of the Assumed Liabilities.

Purchased Assets

All of the assets used in conjunction with the Business, including, without limitation, the personal property and other fixed assets described in Schedule A-1 but specifically excluding the Excluded Assets.

Tax Act

Income Tax Act (Canada) and any regulations enacted pursuant thereto.

Purchase Time

12:01 am (Toronto time) on June 1, 2007.